UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2007

GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota (Mail: P.O. Box 1113)	55426 (Mail: 55440)
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2007, the members of General Mills Cereals, LLC (“GMC”) entered into a Fourth Amended and Restated Limited Liability Company Agreement of General Mills Cereals, LLC (the “Agreement”). A copy of the Agreement is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Among other things, the amendments included in the Agreement:

•	Reset the spread used to calculate the preferred return payable through July 2012 to the holders of GMC’s Class A Limited Membership Interests;
•	Change the initial scheduled rate reset date and remarketing date for GMC’s Series B-1 Limited Membership Interests to August 2007 from October 2007;
•

Permit GMC’s Managing Member to purchase GMC’s Class B Limited Membership Interests only on scheduled rate reset dates at the end of fixed rate periods, and on any preferred return distribution date during any floating rate periods; and

•

Give GMC’s Managing Member the option not to remarket GMC’s Series B-1 Limited Membership Interests on future scheduled remarketing dates, which would result in the preferred return being paid to holders at a floating rate.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2007, James A. Lawrence, General Mills, Inc.’s (the “Company”) Vice Chairman and Chief Financial Officer, Randy G. Darcy, the Company’s Executive Vice President, Worldwide Technology and Operations, and Jeffrey J. Rotsch, the Company’s Executive Vice President, Worldwide Sales & Channel Development, terminated their rights under their Management Continuity Agreements with the Company, which provided for certain payments and benefits in the event of their termination in connection with a change of control of the Company. Messrs. Darcy and Rotsch concurrently became participants in the Separation Pay and Benefits Program described in the Company’s Current Report on Form 8-K filed on June 29, 2007.

The Separation Pay and Benefits Program reduces the payments and benefits available to these officers if they were to be terminated in connection with a change of control. Among other measures, it decreases the lump sum severance payment from three to two times base salary and bonus and shortens the eligibility period for medical coverage.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1

Fourth Amended and Restated Limited Liability Company Agreement of General Mills Cereals, LLC, dated as of August 1, 2007, by and among GM Cereals Operations, Inc., RBDB, Inc., Capital Trust and GM Cereals Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 3, 2007

GENERAL MILLS, INC.
By:	/s/ Siri S. Marshall
Name: Siri S. Marshall Title: Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1

Fourth Amended and Restated Limited Liability Company Agreement of General Mills Cereals, LLC, dated as of August 1, 2007, by and among GM Cereals Operations, Inc., RBDB, Inc., Capital Trust and GM Cereals Holdings, Inc